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                                                                      EXHIBIT 11

                           TRANSWORLD HEALTHCARE, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                PRIMARY COMPUTATION         PRIMARY COMPUTATION
                                                                    THREE MONTHS                SIX MONTHS
                                                                   ENDED APRIL 30,             ENDED APRIL 30,
                                                                ---------------------       ---------------------
                                                                 1997          1996          1997          1996
                                                                -------       -------       -------       -------
Net income                                                      $   233       $   119       $ 1,356       $   940

Add: Interest on long-term, net of tax effect, after
    application of treasury stock method                                           34                          51

                                                                -------       -------       -------       -------
Net income, as adjusted                                         $   233       $   153       $ 1,356       $   991
                                                                =======       =======       =======       =======

Weighted average number of shares outstanding                    10,560         5,473        10,273         5,272

Weighted average number of shares
  contingently issuable per acquisition agreements                  269           257           269           441

Incremental shares, after application of treasury
    stock method, of stock options and warrants                     754         1,046           818         1,049
                                                                -------       -------       -------       -------

Shares used in calculation of net income per common share        11,583         6,776        11,360         6,762
                                                                =======       =======       =======       =======

Primary net income per share                                    $  0.02       $  0.02       $  0.12       $  0.15
                                                                =======       =======       =======       =======



                                                                        FULLY DILUTED COMPUTATION   FULLY DILUTED COMPUTATION
                                                                             THREE MONTHS                 SIX MONTHS
                                                                             ENDED APRIL 30,             ENDED APRIL 30,
                                                                          ---------------------       ---------------------
                                                                           1997          1996          1997          1996
                                                                          -------       -------       -------       -------
Net income                                                                $   233       $   119       $ 1,356       $   940

Add: Interest on long-term, net of tax effect, after
    application of treasury stock method                                       23            41

                                                                          -------       -------       -------       -------
Net income, as adjusted                                                   $   233       $   142       $ 1,356       $   981
                                                                          =======       =======       =======       =======

Weighted average number of shares outstanding                              10,560         5,473        10,273         5,272

Weighted average number of shares
  contingently issuable per acquisition agreements                            269           257           269           441

Incremental shares, after application of treasury
    stock method, of stock options and warrants                               754         1,046           819         1,049
                                                                          -------       -------       -------       -------

Shares used in calculation of fully diluted income per common share        11,583         6,776        11,361         6,762
                                                                          =======       =======       =======       =======


Fully diluted net income per share                                        $  0.02       $  0.02       $  0.12       $  0.15
                                                                          =======       =======       =======       =======

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